Exhibit 99.1

GMS REPORTS SECOND QUARTER FISCAL 2024 RESULTS

Strong Multi-Family and Commercial Activity During the Quarter

Amid An Improving Single-Family Demand Backdrop

Tucker, Georgia, December 7, 2023. GMS Inc. (NYSE: GMS), a leading North American specialty building products distributor, today reported financial results for the fiscal second quarter ended October 31, 2023.

Second Quarter Fiscal 2024 Highlights

(Comparisons are to the second quarter of fiscal 2023)

•	Net sales of $1.4 billion decreased 0.7%; organic net sales decreased 3.1%.

•	In the U.S., Wallboard volume growth of 17.0% in multi-family and 6.5% in commercial helped to offset single-family volume declines of 11.4%.

•	Net income of $81.0 million, or $1.97 per diluted share, decreased 21.5% compared to net income of $103.2 million, or $2.41 per diluted share in the previous year; Net income margin declined 150 basis points to 5.7%; Adjusted net income of $94.6 million, or $2.30 per diluted share, compared to $119.5 million, or $2.79 per diluted share in the previous year.

•	Adjusted EBITDA of $167.6 million decreased $28.0 million, or 14.3%; Adjusted EBITDA margin was 11.8%, compared to 13.7%.

•	Improved cash generation with cash provided by operating activities and free cash flow up 10.1% and 5.8%, respectively, as compared to a year ago; Net debt leverage was 1.5 times, improved from 1.6 times a year ago.

“We were pleased to deliver solid results for our fiscal second quarter, including net sales, net income and Adjusted EBITDA that were ahead of our previously stated expectations as commercial and multi-family Wallboard, Ceilings and Steel Framing volumes outpaced our forecast,” said John C. Turner, Jr., President and Chief Executive Officer of GMS. “These solid levels of demand helped to offset a steeper than anticipated steel pricing decline along with single-family demand that is comparatively reduced versus the prior year, but sequentially improving.”

“Our well-balanced product portfolio, with a revenue mix roughly evenly split between commercial and residential construction, allows us to flex our operations to best align with demand as dynamics in our end markets evolve,” Turner continued. “In the near term, we anticipate the backlog in multi-family construction to drive continued growth in this end market through the end of fiscal 2024, albeit at declining year-over-year rates. Despite some potential headwinds from tightened credit conditions, our commercial demand is expected to continue its current pace of activity over the next few quarters. Additionally, we are optimistic about improving single-family activity, as the very recent easing of mortgage rates, limited supply of existing homes for sale and favorable demographics seem to be setting up improved conditions, particularly as we look out to fiscal 2025.”

“While market conditions are fluid, our scale, wide breadth of product offerings, execution and expertise across all of our varying end markets, and our commitment to outstanding service continues to position us well for solid financial performance, growth and realization of value for our shareholders over the long term.”

Second Quarter Fiscal 2024 Results

Net sales for the second quarter of fiscal 2024 of $1.4 billion decreased 0.7% as compared with the prior year quarter. Continued solid demand in commercial and multi-family construction drove volume increases in Ceilings, Steel Framing and Complementary Products, the benefits of which were offset by a marked price deflation in Steel Framing, which reduced net sales by $85 million for the quarter. Despite softness in the single-family market, Wallboard experienced only a slight volume decline, contributing to continued resilience in pricing. Recent acquisitions also contributed positively for the quarter. Organic net sales, which exclude the first year of acquired business net sales as well as the impact of foreign currency translation, declined 3.1%.

Year-over-year quarterly sales changes by product category were as follows:

• Wallboard sales of $585.2 million increased 0.1% (down 0.3% on an organic basis).

• Ceilings sales of $175.3 million increased 9.9% (up 7.2% on an organic basis).

• Steel Framing sales of $232.1 million decreased 16.6% (down 17.4% on an organic basis).

• Complementary Product sales of $428.3 million increased 4.8% (down 1.4% on an organic basis).

Gross profit of $458.6 million decreased $5.9 million, or 1.3%, compared to the second quarter of fiscal 2023 notably due to deflationary dynamics in steel pricing. Gross margin was 32.3%, compared to 32.5% a year ago.

Selling, general and administrative (“SG&A”) expenses were $300.9 million for the quarter, up from $279.0 million in the prior year period. Of the $21.9 million year-over-year increase, $12.6 million related to recent acquisitions and newly-opened greenfield locations. The remaining $9.3 million increase was primarily driven by higher wages and benefits as we executed against more robust sales volumes in our commercial and multi-family end markets, which tend to require a higher cost to serve than our single-family end market. Specifically, volume growth in Steel Framing was 13.0%, commercial Wallboard volumes grew 6.5% and Ceilings volumes grew 5.8%.

SG&A expense as a percentage of net sales increased 170 basis points to 21.2% for the quarter, compared to 19.5% in the second quarter of fiscal 2023 with 120 basis points of the difference due to steel price deflation, 30 basis points related to increased labor costs, primarily associated with the higher level of commercial and multi-family activity levels and the remaining 20 basis points due to recent acquisitions. Adjusted SG&A expense as a percentage of net sales of 20.6% also increased 170 basis points from 18.9% in the prior year quarter.

All in, inclusive of a $2.7 million, or 16.7%, increase in interest expense, net income decreased 21.5% to $81.0 million, or $1.97 per diluted share, compared to net income of $103.2 million, or $2.41 per diluted share, in the second quarter of fiscal 2023. Net income margin declined 150 basis points from 7.2% to 5.7%. Adjusted net income was $94.6 million, or $2.30 per diluted share, compared to $119.5 million, or $2.79 per diluted share, in the second quarter of the prior fiscal year.

Adjusted EBITDA decreased $28.0 million, or 14.3%, to $167.6 million compared to the prior year quarter. Adjusted EBITDA margin was 11.8%, compared with 13.7% for the second quarter of fiscal 2023.

Balance Sheet, Liquidity and Cash Flow

As of October 31, 2023, the Company had cash on hand of $76.5 million, total debt of $1.1 billion and $823.7 million of available liquidity under its revolving credit facilities. Net debt leverage was 1.5 times as of the end of the quarter, down from 1.6 times at the end of the second quarter of fiscal 2023.

For the second quarter of fiscal 2024, cash provided by operating activities improved to $118.1 million, compared to cash provided by operating activities of $107.3 million in the prior year period. Free cash flow improved to $102.1 million for the quarter ended October 31, 2023, compared to $96.5 million for the quarter ended October 31, 2022.

Expanded Share Repurchase Authorization

In October 2023, the Company’s Board of Directors approved an expanded share repurchase program under which the Company is authorized to repurchase up to $250 million of its outstanding common stock. This expanded program replaces the Company’s previous share repurchase authorization of $200 million, which commenced in June 2022, and reflects the Board’s confidence in the business going forward. The repurchases will be made from time to time on the open market at prevailing market prices or in negotiated transactions off the market.

During the quarter, the Company repurchased 688,717 shares of common stock for $44.3 million, of which $8.7 million was purchased under the new and expanded authorization. As of October 31, 2023, the Company had $241.3 million of share repurchase authorization remaining.

Platform Expansion Activities

During the second quarter of fiscal 2024, the Company continued the execution of its platform expansion strategy with the acquisition of AMW Construction Supply, LLC, a highly respected tools and fasteners and other complementary products distributor servicing the Phoenix, AZ metro area.

In addition during the quarter, the Company added two new greenfield locations and one new AMES store location.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the second quarter of fiscal 2024 ended October 31, 2023 and other information related to its business at 8:30 a.m. Eastern Time on Thursday, December 7, 2023. Investors who wish to participate in the call should dial 877-407-3982 (domestic) or 201-493-6780 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through January 7, 2024 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13741690.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 300 distribution centers with extensive product offerings of Wallboard, Ceilings, Steel Framing and Complementary Products. In addition, GMS operates more than 100 tool sales, rental and service centers, providing a comprehensive selection of building products and solutions for its residential and commercial contractor customer base across the United States and Canada. The Company’s unique operating model combines the benefits of a national platform and strategy with a local go-to-market focus, enabling GMS to generate significant economies of scale while maintaining high levels of customer service.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted SG&A, free cash flow, Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. In addition, the Company utilizes Adjusted EBITDA in certain calculations in its debt agreements.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income, Adjusted SG&A and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income, Adjusted SG&A and Adjusted EBITDA. The Company’s presentation of Adjusted net income, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBITDA, and Adjusted EBITDA margin should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income, free cash flow, Adjusted SG&A and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries. Please see the tables at the end of this release for a reconciliation of Adjusted EBITDA, free cash flow, Adjusted SG&A and Adjusted net income to the most directly comparable GAAP financial measures.

When calculating organic net sales growth, the Company excludes from the calculation (i) net sales of acquired businesses until the first anniversary of the acquisition date, and (ii) the impact of foreign currency translation.

Forward-Looking Statements and Information

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including in particular residential and commercial construction, and the economy generally, end market mix, backlog, pricing, volumes, the demand for the Company’s products, including Complementary Products, the Company’s strategic priorities and the results thereof, stockholder value, performance, growth, and results thereof, and future share repurchases contained in this press release may be considered forward-looking statements. The Company has based forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control, including current and future public health issues that may affect the Company’s business. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of December 7, 2023. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to December 7, 2023.

Contact Information:

Investors:

Carey Phelps

ir@gms.com

770-723-3369

GMS Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2023	2022	2023	2022
Net sales	$1,420,930	$1,430,979	$2,830,530	$2,790,532
Cost of sales (exclusive of depreciation and amortization shown separately below)	962,301	966,479	1,921,347	1,891,311
Gross profit	458,629	464,500	909,183	899,221
Operating expenses:
Selling, general and administrative	300,894	278,994	587,690	546,683
Depreciation and amortization	32,937	32,226	64,955	64,666
Total operating expenses	333,831	311,220	652,645	611,349
Operating income	124,798	153,280	256,538	287,872
Other (expense) income:
Interest expense	(18,742)	(16,055)	(37,656)	(30,716)
Write-off of debt discount and deferred financing fees	—	—	(1,401)	—
Other income, net	2,106	1,923	4,245	3,492
Total other expense, net	(16,636)	(14,132)	(34,812)	(27,224)
Income before taxes	108,162	139,148	221,726	260,648
Provision for income taxes	27,205	35,995	53,939	68,025
Net income	$80,957	$103,153	$167,787	$192,623
Weighted average common shares outstanding:
Basic	40,466	42,232	40,608	42,390
Diluted	41,088	42,887	41,282	43,102
Net income per common share:
Basic	$2.00	$2.44	$4.13	$4.54
Diluted	$1.97	$2.41	$4.06	$4.47

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share data)

	October 31, 2023	April 30, 2023
Assets
Current assets:
Cash and cash equivalents	$76,517	$164,745
Trade accounts and notes receivable, net of allowances of $16,215 and $13,636, respectively	880,196	792,232
Inventories, net	559,449	575,495
Prepaid expenses and other current assets	31,270	17,051
Total current assets	1,547,432	1,549,523
Property and equipment, net of accumulated depreciation of $281,550 and $264,650, respectively	423,240	396,419
Operating lease right-of-use assets	190,141	189,351
Goodwill	720,273	700,813
Intangible assets, net	393,587	399,660
Deferred income taxes	21,908	19,839
Other assets	17,818	11,403
Total assets	$3,314,399	$3,267,008
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$367,405	$377,003
Accrued compensation and employee benefits	83,483	119,887
Other accrued expenses and current liabilities	118,870	107,675
Current portion of long-term debt	47,766	54,035
Current portion of operating lease liabilities	48,788	47,681
Total current liabilities	666,312	706,281
Non-current liabilities:
Long-term debt, less current portion	1,028,284	1,044,642
Long-term operating lease liabilities	142,577	141,786
Deferred income taxes, net	55,142	51,223
Other liabilities	46,199	48,319
Total liabilities	1,938,514	1,992,251
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 40,055 and 40,971 shares issued and outstanding as of October 31, 2023 and April 30, 2023, respectively	401	410
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued and outstanding as of October 31, 2023 and April 30, 2023	—	—
Additional paid-in capital	362,021	428,508
Retained earnings	1,048,755	880,968
Accumulated other comprehensive loss	(35,292)	(35,129)
Total stockholders' equity	1,375,885	1,274,757
Total liabilities and stockholders' equity	$3,314,399	$3,267,008

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended October 31,
	2023	2022
Cash flows from operating activities:
Net income	$167,787	$192,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,955	64,666
Write-off and amortization of debt discount and debt issuance costs	2,726	802
Equity-based compensation	10,698	13,322
Gain on disposal and impairment of assets	(441)	(203)
Deferred income taxes	(5,085)	(2,925)
Other items, net	3,590	4,662
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	(89,384)	(133,445)
Inventories	20,267	(32,270)
Prepaid expenses and other assets	(19,578)	(4,913)
Accounts payable	(9,849)	3,821
Accrued compensation and employee benefits	(36,293)	(17,859)
Other accrued expenses and liabilities	15,354	14,580
Cash provided by operating activities	124,747	102,861
Cash flows from investing activities:
Purchases of property and equipment	(29,546)	(21,670)
Proceeds from sale of assets	1,701	896
Acquisition of businesses, net of cash acquired	(55,964)	(2,620)
Cash used in investing activities	(83,809)	(23,394)
Cash flows from financing activities:
Repayments on revolving credit facilities	(389,409)	(251,247)
Borrowings from revolving credit facilities	360,173	280,113
Payments of principal on long-term debt	—	(2,555)
Borrowings from term loan amendment	288,266	—
Repayments from term loan amendment	(287,768)	—
Payments of principal on finance lease obligations	(19,304)	(16,450)
Repurchases of common stock	(75,356)	(49,571)
Payment of acquisition holdback liability	—	(13,500)
Payment for debt issuance costs	(5,825)	—
Proceeds from exercises of stock options	1,756	701
Payments for taxes related to net share settlement of equity awards	(3,975)	(3,960)
Proceeds from issuance of stock pursuant to employee stock purchase plan	2,664	1,329
Cash used in financing activities	(128,778)	(55,140)
Effect of exchange rates on cash and cash equivalents	(388)	(2,042)
(Decrease) increase in cash and cash equivalents	(88,228)	22,285
Cash and cash equivalents, beginning of period	164,745	101,916
Cash and cash equivalents, end of period	$76,517	$124,201
Supplemental cash flow disclosures:
Cash paid for income taxes	$69,224	$60,792
Cash paid for interest	35,321	29,268

GMS Inc.

Net Sales by Product Group (Unaudited)

(dollars in thousands)

	Three Months Ended				Six Months Ended
	October 31, 2023	% of Total	October 31, 2022	% of Total	October 31, 2023	% of Total	October 31, 2022	% of Total
Wallboard	$585,174	41.2%	$584,557	40.9%	$1,156,599	40.9%	$1,106,111	39.6%
Ceilings	175,329	12.3%	159,601	11.2%	350,534	12.4%	326,876	11.7%
Steel framing	232,108	16.3%	278,152	19.4%	468,868	16.6%	553,048	19.8%
Complementary products	428,319	30.1%	408,669	28.6%	854,529	30.2%	804,497	28.8%
Total net sales	$1,420,930		$1,430,979		$2,830,530		$2,790,532

GMS Inc.

Net Sales and Organic Sales by Product Group (Unaudited)

(dollars in millions)

	Net Sales			Organic Sales
	Three Months Ended October 31,			Three Months Ended October 31,
	2023	2022	Change	2023	2022	Change
Wallboard	$585.2	$584.5	0.1%	$582.7	$584.5	(0.3)%
Ceilings	175.3	159.6	9.9%	171.0	159.6	7.2%
Steel framing	232.1	278.2	(16.6)%	229.8	278.2	(17.4)%
Complementary products	428.3	408.7	4.8%	403.0	408.7	(1.4)%
Total net sales	$1,420.9	$1,431.0	(0.7)%	$1,386.5	$1,431.0	(3.1)%

GMS Inc.

Per Day Net Sales and Per Day Organic Sales by Product Group (Unaudited)

(dollars in millions)

	Per Day Net Sales			Per Day Organic Sales
	Three Months Ended October 31,			Three Months Ended October 31,
	2023	2022	Change	2023	2022	Change
Wallboard	$9.0	$9.0	0.1%	$9.0	$9.0	(0.3)%
Ceilings	2.7	2.5	9.9%	2.6	2.5	7.2%
Steel framing	3.6	4.3	(16.6)%	3.5	4.3	(17.4)%
Complementary products	6.6	6.3	4.8%	6.2	6.3	(1.4)%
Total net sales	$21.9	$22.1	(0.7)%	$21.3	$22.1	(3.1)%

	Per Day Organic Growth
	Three Months Ended October 31, 2023
	Volume	Price/Mix/Fx
Wallboard	(1.0)%	0.7%
Ceilings	5.8%	1.4%
Steel framing	13.1%	(30.5)%

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2023	2022	2023	2022
Net income	$80,957	$103,153	$167,787	$192,623
Interest expense	18,742	16,055	37,656	30,716
Write-off of debt discount and deferred financing fees	—	—	1,401	—
Interest income	(292)	(154)	(766)	(210)
Provision for income taxes	27,205	35,995	53,939	68,025
Depreciation expense	16,963	15,058	33,290	30,051
Amortization expense	15,974	17,168	31,665	34,615
EBITDA	$159,549	$187,275	$324,972	$355,820
Stock appreciation expense(a)	401	3,230	1,619	5,574
Redeemable noncontrolling interests and deferred compensation(b)	184	340	664	835
Equity-based compensation(c)	5,111	3,781	8,415	6,913
Severance and other permitted costs(d)	882	379	1,288	731
Transaction costs (acquisitions and other)(e)	1,223	292	2,608	678
(Gain) loss on disposal of assets(f)	(310)	81	(441)	(203)
Effects of fair value adjustments to inventory(g)	140	135	442	179
Debt transaction costs(h)	378	—	1,289	—
EBITDA adjustments	8,009	8,238	15,884	14,707
Adjusted EBITDA	$167,558	$195,513	$340,856	$370,527

Net sales	$1,420,930	$1,430,979	$2,830,530	$2,790,532
Adjusted EBITDA Margin	11.8%	13.7%	12.0%	13.3%

(a)	Represents changes in the fair value of stock appreciation rights.

(b)	Represents changes in the fair values of noncontrolling interests and deferred compensation agreements.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and certain other cost adjustments as permitted under the ABL Facility and the Term Loan Facility.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Includes gains and losses from the sale and disposal of assets.

(g)	Represents the non-cash cost of sales impact of acquisition accounting adjustments to increase inventory to its estimated fair value.

(h)	Represents costs paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Cash Provided By Operating Activities to Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2023	2022	2023	2022
Cash provided by operating activities	$118,100	$107,264	$124,747	$102,861
Purchases of property and equipment	(16,008)	(10,727)	(29,546)	(21,670)
Free cash flow (a)	$102,092	$96,537	$95,201	$81,191

(a) Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operations less capital expenditures.

GMS Inc.

Reconciliation of Selling, General and Administrative Expense to Adjusted SG&A (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2023	2022	2023	2022
Selling, general and administrative expense	$300,894	$278,994	$587,690	$546,683

Adjustments
Stock appreciation expense(a)	(401)	(3,230)	(1,619)	(5,574)
Redeemable noncontrolling interests and deferred compensation(b)	(184)	(340)	(664)	(835)
Equity-based compensation(c)	(5,111)	(3,781)	(8,415)	(6,913)
Severance and other permitted costs(d)	(882)	(411)	(1,288)	(748)
Transaction costs (acquisitions and other)(e)	(1,223)	(292)	(2,608)	(678)
Gain (loss) on disposal of assets(f)	310	(81)	441	203
Debt transaction costs(g)	(378)	—	(1,289)	—
Adjusted SG&A	$293,025	$270,859	$572,248	$532,138

Net sales	$1,420,930	$1,430,979	$2,830,530	$2,790,532
Adjusted SG&A margin	20.6%	18.9%	20.2%	19.1%

(a)	Represents changes in the fair value of stock appreciation rights.

(b)	Represents changes in the fair values of noncontrolling interests and deferred compensation agreements.

(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.

(d)	Represents severance expenses and certain other cost adjustments as permitted under the ABL Facility and the Term Loan Facility.

(e)	Represents costs related to acquisitions paid to third parties.

(f)	Includes gains and losses from the sale and disposal of assets.

(g)	Represents costs paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2023	2022	2023	2022
Income before taxes	$108,162	$139,148	$221,726	$260,648
EBITDA adjustments	8,009	8,238	15,884	14,707
Write-off of debt discount and deferred financing fees	—	—	1,401	—
Acquisition accounting depreciation and amortization (1)	10,823	13,057	21,738	26,335
Adjusted pre-tax income	126,994	160,443	260,749	301,690
Adjusted income tax expense	32,383	40,913	66,491	76,931
Adjusted net income	$94,611	$119,530	$194,258	$224,759
Effective tax rate (2)	25.5%	25.5%	25.5%	25.5%

Weighted average shares outstanding:
Basic	40,466	42,232	40,608	42,390
Diluted	41,088	42,887	41,282	43,102
Adjusted net income per share:
Basic	$2.34	$2.83	$4.78	$5.30
Diluted	$2.30	$2.79	$4.71	$5.21

(1)	Depreciation and amortization from the increase in value of certain long-term assets associated with the April 1, 2014 acquisition of the predecessor company and amortization of intangible assets from the acquisitions of Titan, Westside Building Material and Ames Taping Tools.

(2)	Normalized cash tax rate excluding the impact of acquisition accounting and certain other deferred tax amounts.